195 Church Street
New Haven, CT 06510
www.newalliancebank.com

PRESS RELEASE
Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Announces Record Earnings

New Haven, Connecticut, April 25, 2005 - NewAlliance Bancshares, Inc. (NYSE: NAL) today announced record earnings of $13.7 million, or 13 cents per diluted share, for the first quarter ended March 31, 2005, an increase of more than $2 million from $11.6 million, or 11 cents per diluted share, for the previous quarter ended December 31, 2004. Since the Company went public and acquired two banks on April 1, 2004, there are no meaningful comparisons to the first quarter a year ago.

“I am pleased with our first quarter results which exceeded Wall Street’s median estimate of 12 cents per diluted share for the quarter. I believe our earnings momentum is strong and that we are earning a reputation for delivering on our strategic plans,” said Peyton R. Patterson, NewAlliance President, Chairman and Chief Executive Officer. “Expense reduction was a major highlight of the first quarter. Loans and deposits edged up as did fee income and we announced two strategically and financially sound acquisitions that reflected our long stated goals of strengthening and enhancing our Connecticut franchise.”

Non-interest expenses declined by $2.6 million from December 31, 2004 to March 31, 2005, primarily in salaries and benefits and merger and acquisition costs. Consumer loans, primarily home equity loans, increased by more than $8 million during the first quarter ended March 31, 2005 while total deposits in the quarter grew by $46.6 million, primarily as a result of increases in time deposits.

Non-interest income increased from $9.7 million to $9.8 million in the quarter ended March 31, 2005 as compared to the previous quarter, primarily as a result of a $500,000 increase in investment and insurance fees and a $270,000 increase in loan and servicing income, offsetting a decline in net securities gains.

NewAlliance recently announced the acquisitions of Trust Company of Connecticut, strengthening its wealth management business particularly in the Greater Hartford and central Connecticut region, and Cornerstone Bancorp, Inc., providing NewAlliance entry into the important Fairfield County market. Trust Company of Connecticut has $700 million under management and Cornerstone has total assets in excess of $200 million and six branches. The Trust Company of Connecticut transaction is expected to close in the third quarter of 2005 and the Cornerstone transaction is expected to close in early 2006.

The Company’s return on average assets (ROA) increased to 0.86% for the first quarter, up from 0.74% for the previous quarter and up 35 basis points over the past two quarters.

The Company’s efficiency ratio for the quarter ended March 31, 2005 improved to 61.69% from over 68% for the previous quarter.

NewAlliance maintained its net interest margin at 3.15%, the same as the fourth quarter of 2004.

Asset quality remained a strong feature of NewAlliance’s financial performance. Non-performing loans as a percentage of total loans and non-performing assets as a percentage of total assets at March 31, 2005 both were level with December 31, 2004 at 0.33% and 0.16%, respectively. The Company’s allowance for loan losses to total loans increased to 1.17% for the first quarter from 1.15% for the fourth quarter ended December 31, 2004 as a result of net recoveries of $516,000 during the first quarter of 2005.

“We will seek to continue to achieve strong financial measurements while we deploy our capital in a disciplined manner and achieve the goals we have indicated are vital to our Company,” said Ms. Patterson.

NewAlliance’s Board of Directors will vote on the first quarter dividend at its meeting on April 26, 2005. The dividend declared and paid following the fourth quarter of 2004 was five cents per share. The Company will hold its first Annual Meeting on April 27, 2005.

At March 31, 2005, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.5 billion in assets and operated 64 banking offices. In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the investor relations section of the website.

A webcast and conference call to discuss the first quarter results will be held on Tuesday, April 26, 2005, at 2:00 p.m. Eastern Daylight Savings Time. This call is being webcast and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com. Individuals can dial 1-800-798-2796, passcode 64850715. The international dial-in number is 1-617-614-6204.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the webcast and call will be available after 4 p.m. on April 26, until May 9. To access the replay, dial 1-888-286-8010, passcode 42129274, or for international access, 1-617-801-6888.

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications. Actual results may also differ based on the Company's ability to successfully capture and integrate customers from announced acquisitions. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands, except share data)	2005	2004
Assets
Cash and due from banks, noninterest bearing	$121,560	$101,099
Short-term investments	75,798	100,000
Investment securities available for sale	2,511,071	2,282,701
Investment securities held to maturity	3,625	1,000
Loans held for sale	2,453	501
Loans:
Residential real estate	1,575,324	1,576,116
Commercial real estate	731,102	731,232
Commercial business	319,153	325,835
Consumer	519,627	511,464
Total loans	3,145,206	3,144,647
Less allowance for loan losses	(36,679)	(36,163)
Total loans, net	3,108,527	3,108,484
Premises and equipment, net	54,267	53,704
Cash surrender value of bank owned life insurance	55,521	54,965
Goodwill	418,540	417,307
Identifiable intangible assets	52,696	56,003
Other assets	86,915	88,364
Total assets	$6,490,973	$6,264,128

Liabilities
Deposits:
Regular savings	$902,777	$942,363
Money market	800,330	806,035
NOW	344,767	345,539
Demand	430,128	448,670
Time	1,270,639	1,159,405
Total deposits	3,748,641	3,702,012
Borrowings:
Federal Home Loan Bank advances	1,053,297	860,009
Repurchase agreements	197,726	194,972
Junior subordinated debentures	7,955	8,005
Other borrowings	1,803	1,830
Other liabilities	69,967	80,928
Total liabilities	5,079,389	4,847,756

Stockholders' equity	1,411,584	1,416,372

Total liabilities and stockholders' equity	$6,490,973	$6,264,128

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months
	Ended March 31,
(In thousands, except share data)	2005	2004

Interest and dividend income	$64,654	$27,057
Interest expense	20,451	8,017

Net interest income before provision for loan losses	44,203	19,040
Provision for loan losses	-	300
Net interest income after provision for loan losses	44,203	18,740

Non-interest income
Depositor service charges	4,985	1,800
Loan and servicing income	820	92
Trust fees	565	551
Investment and insurance fees	1,799	654
Bank owned life insurance	592	-
Rent	765	759
Net (loss) gain on limited partnership	(22)	-
Net securities gains	8	36
Other	326	83
Total non-interest income	9,838	3,975

Non-interest expense
Salaries and employee benefits	15,695	8,614
Occupancy	3,390	1,890
Furniture and fixtures	1,560	1,112
Outside services	4,673	2,298
Advertising, public relations, and sponsorships	1,061	373
Amortization of identifiable intangible assets	3,307	7
Conversion and merger related charges	480	3,964
Other	3,296	1,516
Total non-interest expense	33,462	19,774

Income before income taxes	20,579	2,941

Income tax expense	6,885	964

Net income	$13,694	$1,977

Basic and diluted earnings per share	$0.13	n/a

Basic and diluted weighted average shares outstanding	106,870,790	n/a

NewAlliance Bancshares, Inc.
Consolidated Statement of Income (Unaudited)
For the Three
Months Ended
December 31,
(In thousands, except share data)	2004

Interest and dividend income	$62,137
Interest expense	18,585

Net interest income before provision for loan losses	43,552
Provision for loan losses	300
Net interest income after provision for loan losses	43,252

Non-interest income
Depositor service charges	4,987
Loan and servicing income	551
Trust fees	607
Investment and insurance fees	1,281
Bank owned life insurance	593
Rent	764
Net loss on limited partnership	(9)
Net securities gains	557
Other	343
Total non-interest income	9,674

Non-interest expense
Salaries and employee benefits	17,583
Occupancy	2,821
Furniture and fixtures	1,714
Outside services	4,728
Advertising, public relations, and sponsorships	942
Amortization of identifiable intangible assets	3,502
Conversion and merger related charges	1,232
Other	3,533
Total non-interest expense	36,055

Income before income taxes	16,871

Income tax expense	5,309

Net income	$11,562

Basic and diluted earnings per share	$0.11

Basic and diluted weighted average shares outstanding	106,808,387

NewAlliance Bancshares, Inc.
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended March 31,
	2005	2004

Net interest income	$44,203	$19,040
Net income	$13,694	$1,977
Shares issued (end of period)	114,158,736	n/a
Weighted average shares issued:
Basic	106,870,790	n/a
Diluted	106,870,790	n/a
Earnings per share:
Basic	$0.13	n/a
Diluted	$0.13	n/a
Shareholders' equity (end of period)	$1,411,584	$412,529
Book value per share (end of period)	$12.37	n/a
Tangible book value per share (end of period)	$8.24	n/a

RATIOS & OTHER INFORMATION

Net interest margin (net interest income as a
% of average earnings assets)	3.15%	2.69%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.75%	2.45%
Return on average assets	0.86%	0.27%
Return on average equity	3.86%	1.93%

At period end:
Tier 1 leverage capital ratio	16.42%	14.23%
Tangible equity/tangible assets	15.62%	9.75%
Total risk based capital ratio	28.13%	22.66%

Nonperforming loans	$10,398	$2,166
Total nonperforming assets	$10,398	$2,166
Nonperforming loans as a % of total loans	0.33%	0.16%
Nonperforming assets as a % of total assets	0.16%	0.05%

Banking offices	64	36

FINANCIAL INFORMATION & RATIOS EXCLUDING CERTAIN ITEMS
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (1)	18.2%	17.1%
Merger and conversion costs on a net
of tax basis	$312	$2,577
Per share:	$-	n/a
Noninterest expense (2)	$32,982	$15,810
Proforma return on average assets (3)	0.88%	0.62%
Proforma return on average tangible assets (3)	0.96%	0.62%
Proforma return on average equity (3)	3.95%	4.44%
Proforma return on average tangible equity (3)	5.92%	4.45%
Efficiency ratio (1)	61.69%	85.78%
Proforma efficiency ratio (1) (2)	60.80%	68.53%

(1) Excludes net securities gains and other real estate owned expenses.
(2) Excludes merger and conversion costs.
(3) Excludes merger and conversion costs, net of related tax benefits.

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2005			March 31, 2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans (1) (2)
Residential real estate	$1,565,000	$20,367	5.21%	$646,492	$8,227	5.09%
Commercial real estate	728,474	10,663	5.85	295,906	4,602	6.22
Commerical business	318,768	4,518	5.67	92,058	1,277	5.55
Consumer	513,941	6,530	5.08	281,947	3,169	4.50
Total Loans	3,126,183	42,078	5.38	1,316,403	17,275	5.25
Short-term investments	76,086	424	2.23	53,485	97	0.73
Investment securities	2,405,408	22,152	3.68	1,457,589	9,685	2.66
Total interest earning assets	5,607,677	$64,654	4.61%	2,827,477	$27,057	3.83%
Non-interest earning assets	725,042			116,496
Total assets	$6,332,719			$2,943,973

Interest-bearing liabilities:
Deposits:
Money market	$762,673	$2,884	1.51%	$475,775	$1,777	1.49%
NOW	333,608	155	0.19	559,065	419	0.30
Savings	916,206	1,088	0.48	507,126	619	0.49
Time	1,205,047	6,665	2.21	465,124	2,433	2.09
Total interest-bearing deposits	3,217,534	10,792	1.34	2,007,090	5,248	1.05
Repurchase agreements	194,536	751	1.54	35,126	94	1.07
FHLB advances and other borrowings	994,766	8,908	3.58	283,857	2,675	3.77
Total interest bearing liabilities	4,406,836	20,451	1.86%	2,326,073	8,017	1.38%
Non-interest-bearing demand deposits	432,469			175,686
Other non-interest bearing liabilities	75,694			31,990
Total liabilities	4,914,999			2,533,749
Equity	1,417,720			410,224
Total liabilities and equity	$6,332,719			$2,943,973
Net interest-earning assets	$1,200,841			$501,404
Net interest income		$44,203			$19,040
Interest rate spread			2.75%			2.45%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.15%			2.69%
Ratio of total interest-earning assets
to total interest-bearing liabilities			127.25%			121.56%

(1)Average balances include non-accrual loans
(2)Includes loans held for sale

NewAlliance Bancshares, Inc.
Average Balance Sheets and Yield / Rate Analysis (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2005			December 31, 2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets:
Loans (1) (2)
Residential real estate	$1,565,000	$20,367	5.21%	$1,606,283	$20,727	5.16%
Commercial real estate	728,474	10,663	5.85	724,440	10,576	5.84
Commerical business	318,768	4,518	5.67	325,493	4,587	5.64
Consumer	513,941	6,530	5.08	506,736	6,140	4.85
Total Loans	3,126,183	42,078	5.38	3,162,952	42,030	5.32
Short-term investments	76,086	424	2.23	70,800	327	1.85
Investment securities	2,405,408	22,152	3.68	2,303,561	19,780	3.43
Total interest earning assets	5,607,677	$64,654	4.61%	5,537,313	$62,137	4.49%
Non-interest earning assets	725,042			735,124
Total assets	$6,332,719			$6,272,437

Interest-bearing liabilities:
Deposits:
Money market	$762,673	$2,884	1.51%	$817,557	$3,135	1.53%
NOW	333,608	155	0.19	340,426	141	0.17
Savings	916,206	1,088	0.48	948,784	1,195	0.50
Time	1,205,047	6,665	2.21	1,144,048	5,640	1.97
Total interest-bearing deposits	3,217,534	10,792	1.34	3,250,815	10,111	1.24
Repurchase agreements	194,536	751	1.54	203,758	520	1.02
FHLB advances and other borrowings	994,766	8,908	3.58	863,227	7,954	3.69
Total interest bearing liabilities	4,406,836	20,451	1.86%	4,317,800	18,585	1.72%
Non-interest-bearing demand deposits	432,469			457,490
Other non-interest bearing liabilities	75,694			80,477
Total liabilities	4,914,999			4,855,767
Equity	1,417,720			1,416,670
Total liabilities and equity	$6,332,719			$6,272,437
Net interest-earning assets	$1,200,841			$1,219,513
Net interest income		$44,203			$43,552
Interest rate spread			2.75%			2.77%
Net interest margin (net interest income
as a percentage of total interest
earning assets)			3.15%			3.15%
Ratio of total interest-earning assets
to total interest-bearing liabilities			127.25%			128.24%

(1)Average balances include non-accrual loans
(2)Includes loans held for sale

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)
(Dollars in thousands)
	March 31, 2005	December 31, 2004

Nonperforming assets:
Residential real estate	$1,313	$1,473
Commercial real estate	4,560	4,268
Commercial business	4,184	4,079
Consumer	341	413
Total nonperforming loans	10,398	10,233

Other nonperforming assets, net	-	-

Total nonperforming assets	$10,398	$10,233

Allowance for loan losses	$36,679	$36,163

	For the three months ended March 31, 2005	For the three months ended December 31, 2004
Net loan charge-offs (recoveries):
Residential real estate	$11	$(189)
Commercial real estate	(6)	(14)
Total real estate	5	(203)
Commercial business	(567)	1,362
Consumer	46	49
Total net (recoveries) charge-offs	$(516)	$1,208

	For the three months ended March 31, 2005	For the three months ended December 31, 2004
Ratios:
Allowance for loan losses to total loans	1.17%	1.15%
Allowance for loan losses to nonperforming loans	352.75%	353.40%
Nonperforming loans to total loans	0.33%	0.33%
Nonperforming assets to total assets	0.16%	0.16%
Net (recoveries) charge-offs to average loans (1)	(0.07)%	0.15%

(1) Annualized.

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

(Dollars in thousands, except per share data)
Three Months Ended
March 31, 2005

Net income, GAAP	$13,694
Add back merger and conversion costs,
net of tax	312
Proforma net income	$14,006

Basic and diluted income per share, GAAP	$0.13
Effects of merger and conversion costs,
net of tax	0.00
Proforma basic and diluted income per share	$0.13

Return on average assets, GAAP	0.86%
Effects of merger and conversion costs,
net of tax	0.02
Proforma return on average assets	0.88%

Return on average equity, GAAP	3.86%
Effects of merger and conversion costs,
net of tax	0.09
Proforma return on average equity	3.95%

Efficiency ratio	61.69%
Effects of merger and conversion costs	(0.89)
Proforma efficiency ratio	60.80%